UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2006

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2006, the employment agreement effective February 1, 2005 between Gretchen Verdugo and Impac Funding Corporation was amended to extend the date by which Ms. Verdugo may elect voluntary termination from February 1, 2006 to May 31, 2006. Upon any such voluntary termination, Ms. Verdugo will receive the benefits as described under Item 5 of the Registrant’s Form 10-Q for the period ended September 30, 2005.

Item 8.01 Other Events

On January 5, 2006, the Board of Directors of Impac Mortgage Holdings, Inc. approved and declared a fourth quarter 2005 dividend of $0.20 per common share. The fourth quarter dividend will be paid on January 24, 2006 to stockholders of record on January 17, 2006. The ex-dividend date will be January 12, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Addendum No. 1 to Employment Agreement between Gretchen Verdugo and Impac Funding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: January 10, 2006	By:	/s/ RONALD M. MORRISON
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Addendum No. 1 to Employment Agreement between Gretchen Verdugo and Impac Funding Corporation

4